Exhibit 99.1

Contacts:	Peter J. Johnson, President and CEO
(406) 457-4006
Laura F. Clark, SVP and CFO
	(406) 457-4007	NEWS RELEASE

Eagle Bancorp Montana Completes Purchase of Ruby Valley Bank, Twin Bridges, Montana

Helena, Montana – January 31, 2018 – Eagle Bancorp Montana, Inc. (NASDAQ: EBMT), (the “Company,” “Eagle”), the holding company of Opportunity Bank of Montana, today announced that it has completed its previously announced acquisition of Ruby Valley Bank, Twin Bridges, Montana, in a transaction valued at $18.9 million based on Eagle’s closing price as of January 30th. In the transaction, Eagle acquired Ruby Valley’s two retail bank branches and approximately $90 million in assets, $78 million in deposits and $55 million in gross loans. The combined company has 16 branches.

“We are pleased to announce the completion of this transaction and want to welcome Ruby Valley Bank customers and employees to the Eagle team,” said Peter J. Johnson, President and CEO. “This transaction provided us a unique opportunity to expand our market presence and lending activities, particularly agricultural lending in the Ruby Valley and our larger branching network will allow us to better serve our new and existing customers.”

About the Company

Eagle Bancorp Montana, Inc. is a bank holding company headquartered in Helena, Montana and is the holding company of Opportunity Bank, a community bank established in 1922 that serves consumers and small businesses in Montana through 14 banking offices. Additional information is available on the bank’s website at www.opportunitybank.com. The shares of Eagle Bancorp Montana, Inc. are traded on the NASDAQ Market under the symbol “EBMT.”

Safe Harbor Statement

This release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and may be identified by the use of such words as "believe," “will”’ "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations; statements regarding our business plans, prospects, merger with Ruby Valley Bank, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. These factors include, but are not limited to, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; loan demand or residential and commercial real estate values in Montana; our ability to continue to increase and manage our commercial real estate and commercial business loans; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; other economic, governmental, competitive, regulatory and technological factors that may affect our operations; the effect of our acquisition of TwinCo, Inc. including the failure to achieve expected revenue growth and/or expense savings, and the failure to effectively integrate their operations. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. All information set forth in this press release is current as of the date of this release and the company undertakes no duty or obligation to update this information.

Note: Transmitted on Globe Newswire on January 31, 2018 at 2:00 p.m. MT.